Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-203040, 333-210810, 333-211512, 333-213412, 333-214843 and 333-216883 on Form S-8 and Registration Nos. 333-209336, 333-211511, 333-216882 and 333-223134 on Form F-3 of our report relating to the consolidated financial statements of Ascendis Pharma A/S dated March 28, 2018 appearing in this Annual Report on Form 20-F of Ascendis Pharma A/S for the year ended December 31, 2017.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

March 28, 2018

/s/ Henrik Hjort Kjelgaard	/s/ Max Damborg
State Authorised	State Authorised
Public Accountant	Public Accountant